As filed with the Securities and Exchange Commission on March 29, 2001
                                                    Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                           ROGUE WAVE SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                              ------------------

       Delaware                                         93-1064214
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                              ------------------

                             5500 Flatiron Parkway
                               Boulder, CO 80301
                                (303) 473-9118
         (Address and telephone number of principal executive offices)

                              ------------------

                         Employee Stock Purchase Plan
                          1997 Equity Incentive Plan
                          1996 Equity Incentive Plan
                           (Full title of the plans)

                              ------------------

                               John D. Iacobucci
                     President and Chief Executive Officer
                           Rogue Wave Software, Inc.
                             5500 Flatiron Parkway
                               Boulder, CO 80301
                                (303) 545-3000

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

                                  Copies to:
                             Steven E. Segal, Esq.
                              Cooley Godward llp
                               One Tabor Center
                         1200 17th Street, Suite 2100
                         Denver, Colorado  80202-5835
                                (303) 606-4800

                              ------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                   Proposed
                                                   Maximum              Proposed Maximum
 Title of Securities       Amount to be       Offering Price Per    Aggregate Offering Price          Amount of
 to Be Registered         Registered (1)           Share (2)               Price (2)               Registration Fee
---------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par        4,569,544 shares            $3.97                $18,130,957                  $4,533
value $.001)
=====================================================================================================================

(1) Comprised of 800,000, 3,500,000 and 269,544 shares of Common Stock to be registered under the Employee Stock Purchase Plan, as amended, the 1997 Equity Incentive Plan, as amended, and the 1996 Equity Incentive Plan, as amended, respectively.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1997 Equity Incentive Plan, as amended, (b) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1996 Equity Incentive Plan, as amended, and (c) the price per share and aggregate offering price based upon the average of the high and low price closing price of Registrant's Common Stock on March 23, 2001 as reported on the Nasdaq National Market for options and shares to be granted under the Employee Stock Purchase Plan, the 1996 Equity Incentive Plan and the 1997 Equity Incentive Plan, each as amended. The following chart illustrates the calculation of the registration fee:

                                                                Offering Price Per           Aggregate Offering
           Type of Shares                Number of Shares             Share                         Price
---------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the
 Employee Stock Purchase Plan, as
 amended                                       800,000               $3.41(c)                    $ 2,728,000
---------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 outstanding options under the 1997
 Equity Incentive Plan, as amended           1,295,933               $5.34(a)                    $ 6,920,282
---------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 outstanding options under the 1996
 Equity Incentive Plan, as amended              36,383               $4.72(b)                    $   171,728
---------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 options available for grant under
 the 1996 Equity Incentive Plan, as
 amended                                       233,161               $3.41(c)                    $   795,079
---------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 options available for grant under
 the 1997 Equity Incentive Plan, as
 amended                                     2,204,067               $3.41(c)                    $ 7,515,868
---------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering
 Price                                                                                           $18,130,957
---------------------------------------------------------------------------------------------------------------------
                                                                                                    x .00025
---------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                 $     4,533
=====================================================================================================================

     (a)  Weighted average exercise price
     (b)  Weighted average exercise price
     (c) Nasdaq National Market average of the high and low price closing price of Registrant's Common Stock on March 23, 2001.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                          INCORPORATION BY REFERENCE

     The following documents filed by Rogue Wave Software, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The contents of Registration Statement on Form S-8 No. 333-16749 filed with the Securities and Exchange Commission on November 25, 1996, of Registration Statement on Form S-8 No. 333-48525 filed with the Securities and Exchange Commission on March 24, 1998, and of Registration Statement on Form S-8 No. 333-72657 filed with the Securities and Exchange Commission on February 19, 1999;

     (b) The Company's latest Annual Report on Form 10-K filed on November 30, 2000 with the Commission pursuant to Rule 14a-3(c) of the Securities Exchange Act of 1933, as amended (the "Exchange Act");

     (c) The Company's latest Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed on February 2, 2001; and

     (d) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on October 4, 1996, as amended through the date hereof.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.



                                   EXHIBITS

Number          Description
------          -----------

5.1             Opinion of Cooley Godward LLP.

23.1            Consent of KPMG LLP.

23.2            Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1            Power of Attorney. Reference is made to Signature page.

99.1(1)         Employee Stock Purchase Plan, as amended.

99.2(2)         1997 Equity Incentive Plan, as amended.

99.3(3)         1996 Equity Incentive Plan, as amended.

_______________

(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed May 11, 2000 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed February 2, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Proxy Statement on Schedule 14A, filed on December 10, 1998 and incorporated herein by reference.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 29, 2001.

                                    Rogue Wave Software, Inc.

                                    By:  /s/ John D. Iacobucci
                                         --------------------------------------
                                         John D. Iacobucci
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Iacobucci and Merle A. Waterman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                     Title                                 Date
     /s/ Thomas Keffer                      Chairman of the Board                         March 29, 2001
---------------------------------
     Thomas Keffer

     /s/ John D. Iacobucci                  President, Chief Executive Officer and        March 29, 2001
---------------------------------           Director(Principal Executive Officer)
     John D. Iacobucci

     /s/ Merle A. Waterman                  Chief Financial Officer and Secretary         March 29, 2001
---------------------------------           (Principal Financial and Accounting
     Merle A. Waterman                      Officer)

                                            Director                                      March 29, 2001
---------------------------------
     Thomas M. Atwood

                                            Director                                      March 29, 2001
---------------------------------
     Louis C. Cole

     /s/ John Floisand                      Director                                      March 29, 2001
---------------------------------
     John Floisand

     /s/ Margaret N. Norton                 Director                                      March 29, 2001
---------------------------------
     Margaret M. Norton

                                 EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------

5.1             Opinion of Cooley Godward LLP.

23.1            Consent of KPMG LLP.

23.2            Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1            Power of Attorney. Reference is made to Signature page.

99.1(1)         Employee Stock Purchase Plan, as amended.

99.2(2)         1997 Equity Incentive Plan, as amended.

99.3(3)         1996 Equity Incentive Plan, as amended.

_______________

(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed May 11, 2000 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed February 2, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Proxy Statement on Schedule 14A, filed on December 10, 1998 and incorporated herein by reference.